Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
XPO, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-255016, 333-202748, and 333-112899) on Form S-3 and (No. 333-240288, 333-232964, 333-222985, 333-216334, 333-207708, 333-183648, and 333-266655) on Form S-8 of our report dated February 8, 2024, with respect to the consolidated financial statements of XPO, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Stamford, Connecticut
February 8, 2024